EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
of Viper Resources, Inc.

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of Viper Resources, Inc. (formerly known as Cobra Oil & Gas Company), of our report dated July 24, 2009 relating to the financial statements of Viper Resources, Inc. for the years ended March 31, 2009 and 2008 appearing in the May 31, 2009 Annual Report on Form 10-K of Viper Resources, Inc.

/s/ Ronald R. Chadwick, P.C.
Independent Registered
Certified Public Accountants

Aurora, Colorado
January 5, 2010